UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 11, 2009

_________________________

LSI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 433-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Board of Directors

On February 11, 2009, the Board of Directors elected Michael G. Strachan to the Board. Mr. Strachan is a retired partner of accounting firm Ernst & Young LLP.

Upon his election to the Board, Mr. Strachan received an option to purchase 30,000 shares of our common stock under our 2003 Equity Incentive Plan. The option has a seven-year term, becomes exercisable in four equal annual installments and has an exercise price per share equal to the closing price of a share of our common stock on the date of grant.

On February 11, 2009, Michael J. Mancuso advised us that he would not stand for re-election as a director of the company at our 2009 annual meeting of stockholders.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	2003 Equity Incentive Plan Form of Nonqualified Stock Option Agreement for Employees.
10.2	2003 Equity Incentive Plan Form of Notice of Grant of Stock Option.
10.3	2003 Equity Incentive Plan Form of Restricted Stock Unit Agreement.
10.4	2003 Equity Incentive Plan Form of Notice of Grant of Restricted Stock Units.
10.5	2003 Equity Incentive Plan Form of Nonqualified Stock Option Agreement for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI CORPORATION
/s/ Bryon Look
Bryon Look Executive Vice President and Chief Financial Officer

Date: February 13, 2009